AMENDED AND RESTATED SCHEDULE A

THIS SCHEDULE A, amended and restated as of November 13, 2007 for the addition of the Administrative Class, is Schedule A to that certain Amended and Restated Services Agreement dated as of March 31, 2004, as amended from time to time, between PFPC Inc. and Metropolitan West Funds.

LIST OF PORTFOLIOS and CLASSES

Metropolitan West Ultra Short Bond Fund — Class M

Metropolitan West Ultra Short Bond Fund — Class I

Metropolitan West Ultra Short Bond Fund — Administrative Class

Metropolitan West Total Return Bond Fund — Class M

Metropolitan West Total Return Bond Fund — Class I

Metropolitan West Total Return Bond Fund — Administrative Class

Metropolitan West Low Duration Bond Fund — Class M

Metropolitan West Low Duration Bond Fund — Class I

Metropolitan West Low Duration Bond Fund — Administrative Class

Metropolitan West High Yield Bond Fund — Class M

Metropolitan West High Yield Bond Fund — Class I

Metropolitan West High Yield Bond Fund — Administrative Class

Metropolitan West Intermediate Bond Fund — Class M

Metropolitan West Intermediate Bond Fund — Class I

Metropolitan West Intermediate Bond Fund — Administrative Class

Metropolitan West AlphaTrak 500 Fund — Class M

Metropolitan West AlphaTrak 500 Fund — Administrative Class

Metropolitan West Strategic Income Fund — Class M

Metropolitan West Strategic Income Fund — Class I

Metropolitan West Strategic Income Fund — Administrative Class

PFPC INC.

By: /s/ Marianna DiBenedetto

Name: Marianna DiBenedetto

Title: Vice President and Director

METROPOLITAN WEST FUNDS

By: /s/ Joseph D. Hattesohl

Name: Joseph D. Hattesohl

Title: Treasurer